EXHIBIT 99.1

COACHMEN INDUSTRIES, INC.

2831 Dexter Drive o P.O. Box 3300 o Elkhart, Indiana 46515 o 574/262-0123 o Fax 574/262-8823

NEWS RELEASE

For immediate release Monday, April 26, 2004

COACHMEN INDUSTRIES, INC. ANNOUNCES
SIGNIFICANTLY IMPROVED FIRST QUARTER RESULTS

          Revenues increase 38%.
          Net income improves 123%
          EPS turns around from ($0.18) loss in 2003 to $0.04 profit in 2004.

Elkhart, Ind. - Coachmen Industries, Inc. (NYSE: COA) today announced its financial results for the first quarter ended March 31, 2004.

Sales for the first quarter increased 38% to $201.3 million versus $146.4 million during the same period last year. Net income posted a 123.4% improvement to $0.7 million, or $0.04 per share for the quarter, compared with a net loss of $2.8 million or $0.18 per share in the year-earlier period. Coachmen’s first quarter results were driven by strong sales gains in both its Recreational Vehicle and Housing and Building segments, together with improved gross margins and lower operating expenses as a percent of sales.

Gross profit of 12.4% was an improvement of 0.8 percentage points from 11.6% in the first quarter of 2003. GS&A expense as a percent of sales was reduced by 1.9 percentage points, to 12.7% versus 14.6% in 2003. The Company’s first quarter operating loss improved by 87%, even with the inclusion of expenses associated with moving into a new production facility while vacating another. Coachmen’s earnings for the quarter also included non-operating gains from the sale of real estate and investment income.

Claire C. Skinner, Chairman and Chief Executive Officer, remarked, “The first quarter is typically challenging for us and this marks the best first quarter performance for the Company in four years. These results are consistent with our expectations for a much-improved performance in 2004. Our sales and net income improved substantially versus the year-ago period and both business segments are delivering improved operating results. Demand for our recreational vehicles is strong and we have successfully

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Coachmen Industries, Inc. Announces First Quarter Results

April 26, 2004

mitigated the parts shortages that hampered our operations in the fourth quarter and early parts of this year. The performance of our Housing and Building segment is also showing improvement, even with the weather challenges that typically affect the delivery of homes during the first quarter. In short, our expectations for 2004 are materializing, and Coachmen is off to a solid start for the year.”

                                                                          Three Months Ended
                                                                               March 31,
                                                                         2004           2003
                                                                     ----------------------------
Sales
Recreational Vehicle                                                 $    154,024   $     107,396
Housing and Building                                                       47,263          38,991
                                                                     ------------   -------------
     Total                                                           $    201,287   $     146,387
                                                                     ============   =============

Pre-Tax Income/(Loss)
Recreational Vehicle                                                 $      2,480  $       (1,521)
Housing and Building                                                       (1,589)         (2,038)
Other                                                                         109            (738)
                                                                     ------------- --------------
     Total                                                           $      1,000   $      (4,297)
                                                                     =============  =============

Recreational Vehicle Segment

The Company’s Recreational Vehicle segment reported sales of $154.0 million, up 43.4% from $107.4 million during the first quarter of 2003. RV Segment pre-tax income during the quarter jumped 263.1% to $2.5 million compared with a pre-tax loss of $1.5 million for the year-ago quarter.

RV Group wholesale unit shipments for the quarter increased by 16.1%. Shipments of motorized products were extremely strong, with Class A motorhomes increasing 41.6% and Class C motorhomes increasing 42.5%. Within the Class A vehicle category, shipments of Rear Diesel motorhomes increased 115%. Shipments of non-motorized products also increased, with Travel Trailers up 0.9%, Fifth Wheels up 3.3% and Camping Trailers increasing 16.5%.

Based on the continued strong acceptance of its products, the RV Group backlog levels at the end of the quarter were up 33.3% over March 31, 2003. In order to meet increasing demand, production rates were increased by 10.6% at existing facilities during the quarter, and additional capacity was brought on line.

In late March, Coachmen RV Company sold its 70,000 square foot facility in Goshen, Indiana, and began production in its newly acquired replacement facility located five miles north of its 500-acre Middlebury, Indiana complex. The new plant has 114,300 square feet and is situated on 12 acres, and is already operating with greater efficiencies than experienced in the older plant.

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Coachmen Industries, Inc. Announces First Quarter Results

April 26, 2004

In January, Coachmen entered into a long-term exclusive licensing agreement to design, produce and market a comprehensive line of Coleman® brand recreational vehicles, beginning with camping trailers. The Company has just signed a purchase agreement to acquire another near-by facility that will be dedicated to its new line of Coleman® products. “This new facility, together with the dedicated team of employees we are assembling, are essential components to the successful launch of our new venture with Coleman,” noted President and Chief Operating Officer Matthew J. Schafer. “Because this is a long-term undertaking, we are committed to making sure that our plans fully address the market needs, and are excited about introducing the first ‘Coleman® by Coachmen®’ products in the Fall,” added Schafer.

Housing and Building Segment

The Company’s Housing and Building segment reported sales of $47.3 million, up 21.2% from $39.0 million during the first quarter of 2003. The Housing and Building segment’s pre-tax loss improved 22.0% to $1.6 million versus a pre-tax loss of $2.0 million in 2003.

Order flow remained strong during the first quarter. Wholesale unit shipments were up 11.9% and backlogs were 6.9% higher than the comparable 2003 quarter.

While All American Homes has been expanding and strengthening its builder network, the newly formed All American Building Systems unit has been focusing on opportunities in the special projects area. There are many examples of recent success. The Company just signed a contract for the construction of a Wingate Inn hotel in Tennessee, with negotiations on another hotel in a high profile location in Florida nearing completion. They also recently signed a contract for a 74-living-unit retirement community in Ohio. The grand opening of All American’s exclusive section of the Quarry subdivision near Toledo was held in March, and was met with rave reviews. Urban in-fill projects are gaining momentum, specifically in the Detroit market, where another project for 27 homes was recently obtained. The first order for 16 hurricane-proof, non-combustible portable classrooms was received from a school district in Florida. This new product category should be an exciting market for the concrete structures portion of the segment.

Balance Sheet/Cash Flow

As of March 31, 2004, the Company had cash and marketable securities of $12.3 million and shareholders’ equity of $211.1 million. Primarily due to the large increase in revenues and associated changes in accounts receivables and inventory, cash flow from operations was a negative $14.4 million for the quarter. Capital expenditures totaled $1.1 million for the first quarter.

Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, said, “The first quarter is traditionally challenging, and this one was no different. However, it is gratifying to see the significant improvement in so many aspects of the business. The

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Coachmen Industries, Inc. Announces First Quarter Results

April 26, 2004

trends in both business segments are positive and we have a solid capital structure with minimal debt, which will help us to sustain these improvements and achieve incrementally positive earnings and cash flow for the remainder of 2004.”

2004 Outlook

Chairman Skinner said, “Throughout 2003, we saw progressive improvement in our business fundamentals, which gave us confidence in making an aggressive forecast for 2004. Our first quarter results are consistent with our forecast, and are gratifying because expected improvements were realized in both segments of our business. While it is tempting to narrow the range of our earnings forecast based on these first quarter results, we feel it is imprudent to do so yet. We are currently experiencing price increases for raw materials in both segments of our business. We have responded with base price increases and material surcharges, but there is a limit to the elasticity that exists in the market, especially in higher-priced discretionary consumer durables such as recreational vehicles. Accordingly, based on current trends, and assuming no significant impact from other external factors, we are continuing to forecast a sales increase in 2004 in the 12% range, and an increase in earnings per share for the year in the range of 80% to 95%. We will endeavor to tighten up this forecast as the year progresses.”

Coachmen Industries, Inc., now celebrating its 40th anniversary, is one of America’s leading manufacturers of recreational vehicles with well-known brand names including COACHMEN®, GEORGIE BOY™, SHASTA®, SPORTSCOACH® and VIKING®. The Company’s subsidiary, ALL AMERICAN HOMES®, is the nation’s largest producer of systems-built modular homes. Coachmen Industries is also a major builder of commercial structures with its ALL AMERICAN BUILDING SYSTEMS™ and MILLER BUILDING SYSTEMS™ products. Prodesign, LLC is a subsidiary that produces custom composite and thermoformed plastic parts for numerous industries under the PRODESIGN® brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to, the potential fluctuations in the Company’s operating results, the condition of the telecommunications industry which purchases modular structures, the impact of performance on the valuation of intangible assets, the availability and the price of gasoline, the Company’s dependence on chassis and appliance suppliers, interest rates, the availability and cost of real estate for residential housing, the ability of the Housing and Building segment to perform in new market segments where it has limited experience, adverse weather conditions affecting home deliveries, competition, government regulations, legislation governing the relationships of the Company with its recreational vehicle dealers, the impact of consumer confidence and economic uncertainty on high-cost discretionary product purchases, further developments in the war on terrorism and related international crises, oil supplies, and other risks identified in the Company’s SEC filings.

For more information:
    Joseph P. Tomczak
    Executive Vice President and Chief Financial Officer
    574-262-0123

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Coachmen Industries, Inc. Announces First Quarter Results

April 26, 2004

Coachmen Industries, Inc.
Consolidated Statements of Operations
(In Thousands, Except Per Share Data)
(Unaudited)

                                                                                    Three Months Ended
                                                                                --------------------------
                                                                                         March 31,
                                                                                         ---------
                                                                                   2004           2003
                                                                                ----------   -------------
Net Sales                                                                       $  201,287   $     146,387

Gross Profit - $                                                                    24,909          17,034
Gross Profit - %                                                                      12.4%           11.6%

GS&A - $                                                                            25,494          21,431
GS&A - %                                                                              12.7%           14.6%

Operating Income/(Loss) - $                                                           (585)         (4,397)
Operating Income/(Loss) - %                                                           (0.3)%          (3.0)%

Other (Income)/Expense                                                              (1,585)           (100)

Pre-Tax Profit/(Loss) - $                                                            1,000          (4,297)
Pre-Tax Profit/(Loss) - %                                                             (0.5)%          (2.9)%

Tax Expense/(Benefit)                                                                  340          (1,477)

Net Income/(Loss)                                                                      660          (2,820)
Earning/(Loss) per share -
     Basic & Diluted                                                                  0.04           (0.18)

Weighted Average Shares Outstanding
     Basic                                                                          15,459          15,473
     Diluted                                                                        15,550          15,473

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Coachmen Industries, Inc. Announces First Quarter Results

April 26, 2004

Coachmen Industries, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

ASSETS                                                         3/31/04            12/31/03
                                                           --------------       -------------
Current Assets
Cash and temporary cash investments                       $         8,252    $          6,408
Marketable securities                                               4,008               5,667
Accounts receivable                                                60,134              46,232
Inventories                                                       122,344             101,100
Prepaid expenses and other                                          9,586               7,170
Deferred income taxes                                               6,343               5,959
                                                           --------------    ----------------
     Total Current Assets                                         210,667             172,536

Property & equipment, net                                          76,415              79,225
Goodwill                                                           18,954              18,954
Cash value of life insurance                                       38,415              36,506
Other                                                               3,472               3,467
                                                          ---------------    ----------------

     Total Assets                                         $       347,923    $        310,688
                                                          ===============    ================

LIABILITIES AND SHAREHOLDERS' EQUITY                          3/31/04            12/31/03
                                                          ---------------    ----------------
Current Liabilities
ST borrowings & current portion of LT debt                $        21,986     $         5,990
Accounts payable, trade                                            45,913              30,486
Accrued income taxes                                                1,556               2,511
Other accruals                                                     44,478              37,586
                                                          ---------------    ----------------
     Total Current Liabilities                                    113,933              76,573

Long-term debt                                                      9,390               9,419
Deferred income taxes                                               3,903               4,089
Postretirement deferred comp benefits                               9,258               9,172
Other                                                                 363                 284
                                                          ---------------    ----------------
     Total Liabilities                                            136,847              99,537

Shareholders' Equity                                              211,076             211,151
                                                          ---------------    ----------------

     Total Liabilities and Shareholders' Equity           $       347,923    $        310,688
                                                          ===============    ================

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Coachmen Industries, Inc. Announces First Quarter Results

April 26, 2004

Coachmen Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

                                                                                    Three Months Ended
                                                                                --------------------------
                                                                                         March 31,
                                                                                --------------------------
                                                                                   2004           2003
                                                                                ----------     -----------

Cash Flows from (used in) Operations                                            $  (14,412)    $    (9,825)

Cash Flows from/(used in) Acquisition & Investing Activities                         1,081          (1,846)

Net Borrowings                                                                      15,967           4,987
Issuance/(Purchase) of Stock                                                           141          (4,007)
Dividends                                                                             (933)           (925)
                                                                                -----------    ------------
   Cash Flows from Financing Activities                                             15,175              55

Increase/(Decrease) in Cash and Temporary Cash Investments                           1,844          (11,616)

Beginning of Period Cash and Temporary Cash Investments                              6,408           16,549
                                                                                ----------     ------------

Ending Cash and Temporary Cash Investments                                      $    8,252     $      4,933
                                                                                ==========     ============

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